Exhibit 10.11

CONFIDENTIAL

[•], 2020

Marquee Raine Acquisition Corp.

65 East 55th Street, 24th Floor

New York, NY 10022

Attention: Joseph Beyrouty

Re:	Engagement of Services

Dear Joseph Beyrouty:

This will confirm the basis upon which Marquee Raine Acquisition Corp. (“Client”) has engaged Raine Securities LLC (“Raine Securities”) to provide independent financial consulting services, consisting of a review of deal structure and terms and related structuring advice in connection with the transaction described in paragraph 1 below (the “Engagement”).

1. Fee. The Client proposes to offer and sell an aggregate of 32,500,000 units (the “Units”) of the Company, consisting of one-third of one warrant and one Class A ordinary share and, at the option of Credit Suisse Securities (USA) LLC, as underwriter, up to an additional 4,875,000 units (the “Optional Units”) in an initial public offering (the “Transaction”). In connection with the consummation of the initial issuance of the Units in the Transaction (the “Closing”), the Client shall pay Raine Securities a fee in an amount of up to $975,000 (the “Base Fee”), which shall be payable by the Client and due to Raine Securities upon the Closing. If the Closing does not occur during the Term, then no Base Fee shall be payable to Raine Securities. In the event that the option to purchase the Optional Units is exercised and is actually closed, the Client shall pay Raine Securities an additional fee of up to $146,250 (the “Additional Fee” and, together with the Base Fee, the “Fees”) (such maximum amount of the Additional Fee to be reduced on a pro rata basis to the extent that the option to purchase the Optional Units is not exercised in full), which shall be payable by the Client and due to Raine Securities upon the consummation of each issuance of the Optional Units in the Transaction (an “Optional Units Closing”). If the Optional Units Closing does not occur during the Term, then no Additional Fee shall be payable to Raine Securities. The Fees described in this paragraph 1 are compensation for the Engagement, which consists of work directly related to the Transaction. Any work that is outside of the scope of the Engagement shall be subject to additional compensation as separately agreed by the parties hereto.

2. Term of Engagement. This Agreement shall remain in force for a period of twelve (12) months from the date hereof, or until 45 days following the consummation of the Transaction, whichever occurs earlier, and may be extended upon mutual agreement of the parties hereto (including any renewal thereof, the “Term”). The Term may be terminated by either Raine Securities or the Client at any time prior to its expiration with forty-five (45) days advance written notice to the other. Expiration or termination of this Agreement shall not affect

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Raine Securities’ right to indemnification or contribution or payment of the Fees in accordance with the terms of this Agreement. Without limiting the foregoing, notwithstanding the expiration or termination of this Agreement, the provisions of this Agreement shall survive and remain operative in accordance with their respective terms.

3. Scope of Liability. None of Raine Securities or any of its affiliates or their respective control persons, members, managers, directors, officers, employees or agents shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Client or to any other person for any error of judgment or for any claim, loss, damage, liability or expense suffered by the Client or any such other person in connection with, related to or arising out of the matters to which the Engagement relates except to the extent that any such claim, loss, damage, liability or expense is found in a final non-appealable judgment to constitute willful misconduct or gross negligence on the part of Raine Securities.

4. Indemnity and Contribution. Recognizing that transactions of the type contemplated by the Engagement sometimes result in litigation and that Raine Securities’ role is limited to acting in the capacities described herein, the Client agrees to indemnify Raine Securities and its affiliates and their respective control persons, members, managers, directors, officers, employees and agents (each, including Raine Securities, an “Indemnified Person”) to the full extent lawful against any and all claims, losses, damages, liabilities and expenses as incurred (including all reasonable fees and disbursements of each such Indemnified Person’s counsel and all reasonable travel and other out-of-pocket expenses incurred by each such Indemnified Person in connection with investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any actual or proposed Transaction or the Engagement; provided; however, there shall be excluded from such indemnification any such claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by any Indemnified Person, other than an action or failure to act undertaken at the request or with the consent of the Client, that is found in a final non-appealable judgment to constitute willful misconduct or gross negligence on the part of any Indemnified Person.

The Client shall be notified in writing by Raine Securities if any action, suit or investigation (an “Action”) is commenced against Raine Securities or, so long as Raine Securities has actual knowledge of such Action, any other Indemnified Person, within a reasonable time after Raine Securities or any other Indemnified Person shall have been served with a summons or other first legal process, but failure so to notify the Client shall not relieve the Client from any liability that it may have hereunder, except to the extent that such failure so to notify the Client materially prejudices the Client’s rights. The Client may assume, at its own expense, the defense of any Action exercisable upon written notice to Raine Securities and any such Indemnified Person(s), if applicable, within 30 days of notice by Raine Securities or such Indemnified Person provided pursuant to the preceding sentence and the Client will have no liability for any legal costs of such Indemnified Person subsequently incurred except as set forth below, and such defense shall be conducted by counsel chosen by the Client and reasonably satisfactory to Raine Securities and such Indemnified Person(s), if applicable. The Indemnified Person shall have the right to

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participate in the defense of any Action with counsel selected by it subject to the Client’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Person, provided, that if in the reasonable opinion of counsel to the Indemnified Person, (a) there are legal defenses available to an Indemnified Person that are different from or additional to those available to the Client; or (b) there exists an actual conflict of interest between the Client and the Indemnified Person that cannot be waived, the Client shall be liable for the reasonable fees and expenses of counsel to the Indemnified Person in each jurisdiction for which the Indemnified Person determines counsel is required. If the Client elects not to compromise or defend such Action, fails to promptly notify the Indemnified Person in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Action, the Indemnified Person may, subject to the next paragraph, pay, compromise, defend such Action and seek indemnification for any and all damages, expenses, liabilities and losses based upon, arising from or relating to such Action. The parties hereto and their affiliates shall cooperate with each other in all reasonable respects in connection with the defense of any Action.

Notwithstanding any other provision of this Agreement, the Client shall not enter into settlement of any Action without the prior written consent of the Indemnified Person except as provided in this paragraph. If a firm offer is made to settle an Action without permitting or leading to further claims, losses, damages, liability or expense or the creation of a financial or other obligation on the part of the Indemnified Person and provides, in customary form, for the unconditional release of each Indemnified Person from all liabilities and obligations in connection with such Action and the Client desires to accept and agree to such offer, the Client shall give written notice to that effect to the Indemnified Person. If the Indemnified Person fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Person may continue to contest or defend such Action and in such event, the maximum liability of the Client as to such Action shall not exceed the amount of such settlement offer plus the Indemnified Person’s costs and expenses (including reasonable fees and disbursements of counsel and other out-of-pocket expenses) through the end of such ten (10) day period. If the Indemnified Person fails to consent to such firm offer and also fails to assume defense of such Action, the Client may settle the Action upon the terms set forth in such firm offer to settle such Action. If the Indemnified Person has assumed the defense pursuant to the previous paragraph, it shall not agree to any settlement without the written consent of the Client.

In the event that the foregoing indemnity is unavailable or insufficient to hold such Indemnified Person(s) harmless, then the Client shall contribute to amounts paid or payable by such Indemnified Person(s) in respect of such claims, losses and expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Client and such Indemnified Person(s) in connection with the matters as to which such claims, losses and expenses relate and other equitable considerations.

5. Information Provided to Raine Securities. In performing the services described above, the Client agrees to furnish or cause to be furnished to Raine Securities such information as Raine Securities reasonably believes appropriate to permit Raine Securities to provide the services contemplated by this Agreement to or for the Client (all such information so furnished being the “Information”). The Client recognizes and confirms that Raine Securities (a) will use

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and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated hereby without having independently verified any of the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (c) will not make any appraisal of any of the assets or liabilities of the Client.

6. Confidentiality. In the event of the consummation and public disclosure of any Transaction, Raine Securities shall have the right, to disclose its participation in the Transaction by listing the client name and logo on its website and in its marketing materials.

Except as required by law or regulation, or pursuant to order of a court of competent jurisdiction, no analysis, information or advice, whether communicated in written, electronic, oral or other form, provided by Raine Securities to Client or to its Client Representatives (as such term is defined below) or its affiliates in connection with the Engagement (the “Raine Securities Information”) shall be disclosed by the Client or such Client Representatives, in whole or in part, to any third party, or circulated or referred to publicly, or used for any purpose other than in connection with the Engagement and the Transaction without the prior written consent of Raine Securities. Except as required by law or regulation, or pursuant to order of a court of competent jurisdiction, neither party may disclose to any third party the existence or terms of this Agreement without the prior written consent of the other party. Notwithstanding anything herein to the contrary, the fact of Raine Securities’ Engagement may be disclosed by the Client to its affiliates and its directors, officers, accountants, legal advisors and employees (the “Client Representatives”) to the extent required for the exclusive purpose of the Engagement or as required by law, rule or regulation. For avoidance of doubt, Raine Securities’ Engagement may be disclosed in the Client’s registration statement, preliminary prospectus, prospectus and each amendment or supplement to any of them, as filed with the Securities and Exchange Commission. The Client shall cause and hereby represents that each of its Client Representatives to whom the Raine Securities Information is disclosed is legally bound to keep such Raine Securities Information confidential as provided by this Section 6. The Client shall be responsible for any damages to Raine Securities to the extent caused by breaches of this Section 6 by any of its Client Representatives.

Raine Securities agrees to keep confidential all material nonpublic information provided to it by the Client (the “Client Information”). Notwithstanding any provision herein to the contrary, Raine Securities may disclose Client Information to its affiliates and their respective members, directors, officers, accountants, agents, legal advisors and employees (the “Raine Securities Representatives”) to the extent required for the exclusive purpose of the Engagement. Raine Securities shall cause and hereby represents that each of its Raine Securities Representatives to whom the Client Information is disclosed is legally bound to keep such Client Information confidential as provided by this Section 6. Raine Securities shall be responsible for any damages to the Client to the extent caused by breaches of this Section 6 by any of its Raine Securities Representatives.

Raine Securities Information shall be considered public and not protected by this Agreement if (a) it is or becomes generally available to the public other than as a result of a disclosure by the Client or a Client Representatives in breach of the terms of this Section 6, (b) it becomes available to the Client on a non-confidential basis from a source (other than Raine Securities or a Raine Securities Representative) not known by the Client to be under a duty of confidentiality to Raine Securities, or (c) if it is already known to the Client at the time of disclosure.

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Nothing in this Agreement shall obligate either party to refrain from disclosure of Raine Securities Information or the Client Information (as the case may be, “Confidential Information”) hereunder to the extent such disclosure is required by law, regulation (including rules of any self-regulatory organization) or judicial process or at the request of a regulatory authority (including any self-regulatory organization). In the event that any Confidential Information is required to be disclosed by law, including without limitation, pursuant to the terms of a subpoena or similar document or in connection with litigation or other legal proceedings, the receiving party of such information hereby agrees, to the extent permitted by applicable law or regulation, to notify the disclosing party promptly of the existence, terms and circumstances surrounding such request. To the extent permitted by applicable law or regulation (including rules of any self-regulatory organization), the receiving party shall allow the disclosing party, in its sole discretion and at its sole expense, to contest the disclosure of Confidential Information on the disclosing party’s behalf, and the receiving party will reasonably cooperate with the disclosing party in such efforts to contest such disclosure at disclosing party’s expense.

Each party hereto acknowledges and agrees that irreparable damage would occur to the other and their respective affiliates in the event any of the provisions of this Section 6 were not performed in accordance with their specific terms or were otherwise breached and monetary damages would not be a sufficient remedy for any such non-performance or breach. Accordingly, each party shall be entitled to specific performance of the terms of this Section 6, including, without limitation, an injunction or injunctions to prevent breaches of the provisions of this Section 6 and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in New York, New York or the Federal District Court for the Southern District of New York in addition to any other remedy to which such party may be entitled at law or in equity.

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The parties hereto agree that the provisions of this Section 6 will survive the expiration or termination of this Agreement for two (2) years after such expiration or termination.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including, without limitation, provisions concerning limitations of actions), without reference to the conflicts of laws rules of that or any other jurisdiction, except that Federal law shall also apply to the extent relevant.

To the full extent lawful, each of the Client and Raine Securities hereby consents irrevocably to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, New York as having proper subject matter jurisdiction, or the Federal District Court for the Southern District of New York. Any suit involving any dispute or matter arising under this Agreement may only be brought before a judge in the courts of the State of New York located in the Borough of Manhattan, New York or the Federal District Court for the Southern District of New York, and each of the Client and Raine Securities consents to the exercise of personal jurisdiction by any such court with respect to such proceeding.

Each of the Client and Raine Securities hereby irrevocably waives trial by jury.

8. Miscellaneous.

(a) The parties understand that Raine Securities is being engaged hereunder as an independent contractor to provide the services described above solely to the Client, and that Raine Securities is not acting as a fiduciary of the Client, the security holders or creditors of the Client or any other persons in connection with the Engagement.

(b) The Client understands and acknowledges that Raine Securities and its affiliates (collectively, the “Raine Securities Group”), engage in providing a wide range of consulting activities and financial services in a broad spectrum of activities, including investment banking, private placement and lending, principal investing, financial and merger and acquisition advisory services, underwriting, investment management activities, sponsoring and managing private investment funds, brokerage, trustee and similar activities on a global basis. In the ordinary course of business, the Raine Securities Group and certain of its employees, as well as

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investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, a party that may be involved in the matters contemplated by this Agreement. With respect to any such securities, financial instruments and/or investments, all rights in respect of such securities, financial instruments and investments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Raine Securities Group may currently, and may in the future, have relationships with parties other than the Client, including parties that may have interests with respect to the Client, the Transaction or other parties involved in the Transaction, from which conflicting interests or duties may arise. Although the Raine Securities Group in the course of such other activities and relationships may acquire information about the Client, the Transaction or such other parties, the Raine Securities Group shall have no obligation to, and may not be contractually permitted to, disclose such information, or the fact that the Raine Securities Group is in possession of such information, to the Client or to use such information on the Client’s behalf.

(c) This Agreement incorporates the entire agreement, and supersedes all prior agreements, arrangements or understandings (whether oral or written), between the parties with respect to the subject matter hereof, and may not be amended or modified except in writing signed by each party hereto.

(d) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document.

(e) Raine Securities agrees that it shall have no right, title, interest or claim of any kind (each, a “Claim”) in or to any monies held in the trust account established in connection with the Client’s initial public offering for the benefit of the Client and holders of shares issued in such offering, and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Client and will not seek recourse against such trust account for any reason whatsoever.

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If you are in agreement with the foregoing, please sign and return the attached copy of this Agreement, whereupon this Agreement shall become effective as of the date hereof.

Very truly yours,

Raine Securities LLC

By:
Name:
Title:

Acknowledged and Agreed on this ____ day of ________, 2020:

Marquee Raine Acquisition Corp.

By:
Name:
Title: